------------------------


                           INTROGEN THERAPEUTICS, INC.

                         SERIES A NON-VOTING CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

                                  June 30, 2001


                            ------------------------

                                TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----

Section 1 Authorization and Sale of Convertible Preferred Stock.........................1

         1.1      Authorization of Convertible Preferred................................1
         1.2      Sale of Convertible Preferred.........................................1

Section 2 Closing Date; Delivery........................................................2

         2.1      Closing Date..........................................................2
         2.2      Delivery..............................................................2

Section 3 Representations and Warranties of the Company.................................2

         3.1      Organization and Standing.............................................2
         3.2      Capitalization; Ownership of Existing Subsidiaries....................3
         3.3      Corporate Power; Authorization........................................3
         3.4      No Conflict...........................................................4
         3.5      Issuance and Delivery of the Shares and Conversion Shares.............4
         3.6      SEC Documents; Financial Statements...................................4
         3.7      Absence of Changes; Undisclosed Liabilities...........................5
         3.8      Litigation............................................................5
         3.9      Governmental Authorization; Third Party Consents......................5
         3.10     Compliance with Laws..................................................6
         3.11     Investment Company....................................................6

Section 4 Representations and Warranties of the Purchaser...............................6

         4.1      Authorization.........................................................6
         4.2      Investment Representations and Covenants of the Purchaser.............7
         4.3      Receipt of Information................................................7
         4.4      Further Limitations on Disposition....................................7
         4.5      Legends...............................................................8

Section 5 Covenants of the Company......................................................8

         5.1      Use of Proceeds.......................................................8
         5.2      Listing on The Nasdaq National Market.................................8

Section 6 Documents to be Delivered and Actions to be Taken Prior to the Closing Date...9

         6.1      Execution and Delivery of Registration Rights Agreement...............9
         6.2      Execution and Delivery of Voting Agreement............................9
         6.3      Filing and Delivery of Certificate of Designations....................9
         6.4      Execution and Delivery of Compliance Certificate......................9
         6.5      Execution and Delivery of Secretary's Certificate.....................9
         6.6      Delivery of Additional Documents.....................................10

                                TABLE OF CONTENTS
                                   (continued)


                                                                                      Page
                                                                                      ----

Section 7 Termination of Aventis Board Representation..................................10


Section 8 Miscellaneous................................................................10

         8.1      Governing Law........................................................10
         8.2      Survival.............................................................10
         8.3      Successors and Assigns...............................................10
         8.4      Entire Agreement; Amendment..........................................10
         8.5      Notices..............................................................10
         8.6      Delays or Omissions..................................................12
         8.7      Expenses.............................................................12
         8.8      Counterparts.........................................................12
         8.9      Telecopy Execution and Delivery......................................12
         8.10     Severability.........................................................12
         8.11     Further Assurances...................................................13


EXHIBITS:

A.       Registration Rights Agreement
B.       Voting Agreement
C.       Certificate of Designations

                           INTROGEN THERAPEUTICS, INC.

                         SERIES A NON-VOTING CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

     This Series A Non-Voting  Convertible  Preferred  Stock Purchase  Agreement
(this  "Agreement")  is  made  as of  June  30,  2001  by and  between  Introgen
Therapeutics, Inc., a Delaware corporation (the "Company"), and Aventis Pharmaceuticals Products Inc., a Pennsylvania corporation (the "Purchaser"). In addition, Rhone-Poulenc Rorer International (Holdings), Inc., a Delaware corporation ("RPRIH"), is entering into this Agreement for the purpose of
Section 7 only.

                                    RECITALS

     WHEREAS, the Company and the Purchaser are each parties to that certain Restated p53 and K-ras Agreement of even date herewith (the "P53 Agreement"), whereby each has agreed, among other things, to enter into (i) this Agreement,
(ii) a Registration Rights Agreement of even date herewith and substantially in the form as that attached hereto as Exhibit A (the "Registration Rights
Agreement"), and (iii) a Voting Agreement of even date herewith and substantially in the form as that attached hereto as Exhibit B (the "Voting Agreement" and collectively with the P53 Agreement, this Agreement and the Registration Rights Agreement, the "Transaction Agreements");

                                    AGREEMENT

     In consideration of the mutual promises and covenants hereinafter set forth, the parties hereto mutually agree as follows:

                                   SECTION 1
              AUTHORIZATION AND SALE OF CONVERTIBLE PREFERRED STOCK

     1.1 Authorization of Convertible Preferred. The Company has authorized the sale and issuance of up to 100,000 shares of its Series A Non-Voting Convertible Preferred Stock, par value $0.001 (the "Convertible Preferred"), having the rights, privileges, preferences, restrictions and limitations as set forth in the Certificate of Designations (the "Certificate of Designations") in the form attached to this Agreement as Exhibit C. The Company's Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 17, 2000 (the "Restated Certificate") authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock").

     1.2 Sale of Convertible Preferred.Upon the terms of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing (as defined in Section 2.1), 100,000 shares of Convertible Preferred (the "Shares") at a purchase price of $250.00 per share, for the aggregate purchase price of $25,000,000 (the "Purchase Price").

                                   SECTION 2
                             Closing Date; Delivery

     2.1 Closing Date. The closing of the sale and purchase of the Shares hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 8911 Capital of Texas Highway, Suite 3350, Austin, Texas 78759, at 12:00 p.m., local time, on July 2, 2001 (the "Closing") or at such other time and place upon which the Company and the Purchaser shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2 Delivery. Subject to the conditions set forth in Section 6, at the Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing the number of Shares to be issued on the Closing Date, against delivery of payment of the Purchase Price for the Shares by wire transfer in accordance with the Company's instructions provided at least one business day prior to the Closing. In addition, the parties will deliver the certificates, agreements and other documents as provided in Section 6.

                                   SECTION 3
                  Representations and Warranties of the Company

     The Company hereby represents and warrants to the Purchaser as of the Closing Date as follows:

     3.1 Organization and Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing as a corporation under the laws of its respective jurisdiction of organization, with the corporate power and authority to own, lease and operate its respective properties and to conduct its business as is now being conducted. In addition, each of the Company and its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not cause a material adverse change in or affect on the condition (financial or otherwise), properties, earnings, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole (a "Material Adverse Change"). No jurisdiction, other than the State of Delaware and the Kingdom of Sweden, has claimed, in writing or otherwise, that the Company or any of its subsidiaries is required to qualify as a foreign corporation or other entity therein, and neither the Company nor any of its subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom or the conduct of business therein, unless so qualified. Each of the Company and its subsidiaries possesses all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies, all of which are valid and in full force and effect, to conduct its business as now being conducted, except where the failure to so possess would not cause a Material Adverse Change, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction. The Company owns or controls, directly or indirectly, only the following corporations, associations or other entities:

Gendux, Inc., a Delaware corporation, Gendux AB, a corporation incorporated under the laws of the Kingdom of Sweden and TMX Realty Corporation, a Delaware corporation.

     3.2 Capitalization;  Ownership of Existing  Subsidiaries.

          (a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock") and 5,000,000 shares of Preferred Stock. As of June 22, 2001, 21,391,125 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents (as defined in Section 3.6) and the Financial Statements (as defined in Section 3.6) and related notes thereto, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the SEC Documents pursuant to the Company's employee and stock option plans as disclosed in the SEC Documents.

          (b) All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by the Company, directly or indirectly through one or more wholly owned subsidiaries, free and clear of any liens, encumbrances, equities or claims.

     3.3 Corporate Power; Authorization. The Company has the full corporate power and authority and has taken all requisite corporate action to (a) execute and file the Certificate of Designations with the State of Delaware; (b) execute and deliver each of the Transaction Agreements to which it is a party and all other instruments and documents to be executed and delivered by the Company under the Transaction Agreements; (c) sell and issue the Shares; and (d) perform all of its obligations under each of the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar laws affecting the rights of creditors or by general principles of equity, or to the extent that rights to indemnity and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     3.4 No Conflict. The execution, delivery and performance by the Company of each of the Transaction Agreements and the consummation of the transactions contemplated in each of the Transaction Agreements (i) will not result in any violation of the provisions of the Restated Certificate, bylaws or other organizational documents of the Company or its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties or assets; and (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties is or may be bound or result in the creation of a lien (except for such violation of any such law, order, rule or regulation or such conflict, breach, violation, default or lien that would not cause a Material Adverse Change).

     3.5 Issuance and Delivery of the Shares and Conversion Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") have been duly reserved for issuance upon conversion of the Shares and, when issued in compliance with the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable. Neither the issuance and delivery of the Shares nor the issuance of the Conversion Shares are or will be at the time of issuance subject to preemptive or any other similar rights of the stockholders of the Company or any liens, encumbrances, equities or claims.

     3.6 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the "Commission") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since October 12, 2000. As of their respective filing dates, all documents filed by the Company with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. The SEC Documents did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected in a subsequently filed SEC Document. The financial statements of the Company and the notes thereto included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     3.7 Absence of Changes; Undisclosed Liabilities. Subsequent to the respective dates as of which information is given in the SEC Documents, and except as set forth or contemplated therein, neither the Company nor any of its subsidiaries has sustained material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, nor incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any Material Adverse Change, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole other than options granted pursuant to the Company's 1995 Stock Plan or 2000 Stock Option

Plan, shares issued upon exercise of options granted pursuant to the 1995 Stock Plan or 2000 Stock Option Plan, shares issued pursuant to the 2000 Employee Stock Purchase Plan and shares issued upon exercise of outstanding warrants.

     3.8 Litigation. Except as set forth in the SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any such subsidiary, might individually or in the aggregate, reasonably be expected to (i) prevent or adversely affect the transactions contemplated by the Transaction Agreements or the ability of the Company to perform its obligations under any of the Transaction Agreements; or (ii) result in a Material Adverse Change, and there is no valid basis for any such legal or governmental proceeding; and to the Company's knowledge, no such proceedings are threatened or contemplated against the Company or any subsidiary by governmental authorities or others. The Company is not a party nor subject to the provisions of any injunction, judgment, decree or order purporting to enjoin or restrain the execution, delivery or performance of any of its obligations under any of the Transaction Agreements.

     3.9 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, registration, declaration or other filings or other action by, or notice to, or filing with (collectively, "Approvals") (a) any governmental authority, (b) the National Association of Securities Dealers,
(c) the Nasdaq National Market or any other securities exchange, or (d) any other individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, including any successor (by merger or otherwise) of such entity (collectively, a "Person") (whether acting in an individual, fiduciary or other capacity), is required in connection with the consummation of the transactions contemplated by the Transaction Agreements, except for (i) the filing of the Certificate of Designations with the Secretary of State for the State of Delaware, (ii) such Approvals as may be required under applicable state securities laws in connection with the sale of the Shares under this Agreement or under applicable federal or state securities laws in connection with the exercise of rights provided for in the Registration Rights Agreement, (iii) the filing of a notification of listing of additional shares with the Nasdaq National Market with respect to the Conversion Shares, (iv) any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") as may be required with respect to the issuance of the Conversion Shares and (v) any Approvals which, if not obtained or made, would not cause a Material Adverse Change.

     3.10  Compliance  with  Laws.

          (a) Neither the Company nor any of its subsidiaries is in violation in any material respect of any applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body, including, without limitation, the United States Food and Drug Administration; to the knowledge of the Company, otherwise than as set forth in the SEC Documents, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would cause a Material Adverse Change.

          (b) The Company has all licenses, permits and approvals of any governmental authority (collectively, "Permits") that are necessary for the conduct of the business of the Company; such Permits are in full force and effect; and no violations are or have been recorded in respect of any Permit.

     3.11 Investment Company. Neither the Company nor any of its subsidiaries is or, after application of the net proceeds from the sale of the Shares under this Agreement will become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, assuming that neither the Purchaser nor RPRIH is such an investment company.

                                   SECTION 4
                 Representations and Warranties of the Purchaser

     The Purchaser hereby represents and warrants to the Company with respect to its purchase of the Shares, as of the Closing Date, as follows:

     4.1 Authorization. The Purchaser has the full corporate power and authority and has taken all requisite corporate action to execute and deliver each of the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. Each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar laws affecting the rights of creditors or by general principles of equity, or to the extent that rights to indemnity and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     4.2 Investment Representations and Covenants of the Purchaser

          (a) The Purchaser understands that the Shares are not, and the Conversion Shares may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

          (b) The Purchaser represents that the Shares and Conversion Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act or the securities laws of any state in the United States.

          (c) The Purchaser represents that it is experienced in evaluating investments in companies similar to the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, has the ability to bear the economic risks of the investment and is an "accredited investor" as defined by Regulation D, promulgated under the Securities Act.

          (d) The Purchaser acknowledges and understands that the Shares and the Conversion Shares, must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Registration Rights Agreement, the Company is under no obligation to register either the Shares or the Conversion Shares.

     4.3 Receipt of Information. The Purchaser has reviewed the Transaction Agreements and all exhibits thereto and the SEC Documents. The Purchaser and its counsel have had access to and an opportunity to review all documents and other materials requested of the Company; the Purchaser and its counsel have been given an opportunity to ask any and all questions of the Company concerning the terms of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Shares.

     4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares or the Conversion Shares unless and until (x) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (y) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the
Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel (who may be Purchaser's in-house counsel), reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

     4.5 Legends.  The Purchaser  understands  and agrees that the  certificates
evidencing   the  Shares  and  the   Conversion   Shares  shall  bear  a  legend
substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL (WHO MAY BE IN-HOUSE COUNSEL TO THE HOLDER) OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   SECTION 5
                            Covenants of the Company

     The Company covenants and agrees with the Purchaser as follows:

     5.1 Use of Proceeds. Introgen intends to use the proceeds from the sale of the Shares to fund the commercialization of INGN 201, to begin building its internal sales and marketing division to support INGN 201's anticipated market introduction and for general working capital.

     5.2  Listing on The  Nasdaq  National  Market.  The  Company  will list the
Conversion Shares, subject to official notice of issuance, on the Nasdaq National Market at or before any sale of such shares by the Purchaser.

                                   SECTION 6
     Documents to be Delivered and Actions to be Taken Prior to the Closing

     The respective obligations of the parties hereto to effect the sale and purchase of the Shares shall be subject to the satisfaction or waiver prior to the Closing, of all of the following conditions and only the following conditions:

     6.1 Execution and Delivery of Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement.

     6.2 Execution and Delivery of Voting Agreement. The Purchaser and the Company shall have executed and delivered the Voting Agreement.

     6.3 Filing and Delivery of Certificate of Designations. The Company shall have executed and filed the Certificate of Designations with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware. The Company shall have delivered to the Purchaser a copy of the executed Certificate of Designations as certified by the office of the Secretary of State of the State of Delaware.

     6.4 Execution and Delivery of Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, and certifying, among other things, that (i) the representations and warranties of the Company set forth in Section 3 hereof are true and correct in all respects on the Closing Date; and (ii) that all covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date have been performed or complied with.

     6.5 Execution and Delivery of Secretary's Certificate. The Company shall have delivered to the Purchaser a certificate, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (i) that the attached copies of the Restated Certificate, Certificate of Designations, the Bylaws and resolutions of the Board of Directors of the Company approving each of the Transaction Agreements are true, complete and correct and remain unattended and in full force and effect; and (ii) as to the incumbency and specimen signature of each officer of the Company executing each Transaction Agreement and any other document or instrument delivered at the Closing on behalf of the Company.

     6.6 Delivery of Additional Documents. The Company shall have delivered to Purchaser true, complete and correct copies of such documents as Purchaser may have reasonably requested in connection with or relating to the sale of the Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

                                   SECTION 7
                   Termination of Aventis Board Representation

     Effective as of the Closing Date, Section 23 of that certain Series B Preferred Stock Purchase Agreement, dated as of October 7, 1994, shall be terminated in its entirety and be of no further force or effect.

                                   SECTION 8
                                  Miscellaneous

     8.1 Governing Law. This Agreement shall be governed in all respects by and in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing.

     8.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     8.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     8.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered (by courier service or otherwise) or sent by registered or certified mail (return receipt requested and postage prepaid), in each case to the respective address specified below, or such other addresses as may be specified in writing by such party to the other party hereto, or sent by confirmed telecopier, as follows:

        Purchaser:    Route 202-206
                      Bridgewater, New Jersey 08807-0800
                      Facsimile: (908) 231-3619
                      Attn:  Senior Vice President - Corporate Development

                      with copies to (which shall not constitute notice):

                      Charles D. Dalton
                      Vice President, Legal - Corporate Development
                      Route 202-206
                      Bridgewater, New Jersey 08807-0800
                      Facsimile:  (908) 231-4480

                      and

                      Joe S. Poff
                      Baker Botts L.L.P.
                      One Shell Plaza
                      Houston, Texas 77002
                      Facsimile:  (713) 229-7710

        Company:      Introgen Therapeutics, Inc.
                      301 Congress Ave., Suite 2025
                      Austin, Texas 78701
                      Facsimile:  (512) 708-9311
                      Attn:  David G. Nance

                      with copies to (which shall not constitute notice):

                      Rodney Varner, Esq.
                      Wilson & Varner, L.L.P.
                      301 Congress Avenue
                      Austin, Texas 78701
                      Facsimile:  (512) 498-9141

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      8911 Capital of Texas Highway, Suite 3350
                      Austin, Texas 78759
                      Facsimile:  (512) 338-5499
                      Attn:  Christopher J. Ozburn, Esq.

     8.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.7 Expenses. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

     8.8   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     8.10 Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     8.11 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                          Introgen Therapeutics, Inc.

                          By:
                             ---------------------------------------------------
                                   David G. Nance
                                   President and Chief Executive Officer



                          Aventis Pharmaceuticals Products Inc.

                          By:
                             ---------------------------------------------------
                          Name:
                               -------------------------------------------------
                          Title:
                                ------------------------------------------------




                          Rhone-Poulenc Rorer International (Holdings), Inc.

                          By:
                             ---------------------------------------------------
                          Name:
                               -------------------------------------------------
                          Title:
                                ------------------------------------------------




               [Signature page for Series A Non-Voting Convertible
                       Preferred Stock Purchase Agreement]

                                    Exhibit A

                                     Form of
                          Registration Rights Agreement

                                    Exhibit B

                                     Form of
                                Voting Agreement

                                    Exhibit C

                                     Form of
                           Certificate of Designations